Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Ocean Capital Acquisition Corporation(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities and Carry Forward Securities

	Security Type(1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Units, each consisting of one Ordinary Share, $0.0001 par value, and one Right to receive one-tenth (1/10) of one Ordinary Share upon the consummation of an initial business combination(2)	457(a)	6,900,000	$10.00	$69,000,000	0.0001531	$10,563.90
	Equity	Ordinary Shares included as part of the Units(3)	457(g)(4)	6,900,000	—	—	—	—
	Equity	Rights included as part of the Units(3)	457(g) (4)	6,900,000	—	—	—	—
	Equity	Ordinary Shares underlying the Rights included as part of the Units(3)	457(a)	690,000	$10.00	$6,900,000	0.0001531	$1,056.39
	Equity	Representative Shares	457(a)	69,000	$10.00	$690,000	0.0001531	$105.64

Fees Previously Paid
		Total Offering Amounts						$11,725.93
		Total Fees Previously Paid						$0
		Total Fee Offsets						$10,713.81	(5)
		Net Fee Due						$1,012.12

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 900,000 units, consisting of 900,000 ordinary shares and 900,000 rights, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends, or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.

(5)	Represents the total of the fee offsets claimed pursuant to Rule 457(p) under the Securities Act for the portion of registration fee previously paid with respect to the unsold securities of the Registrant, as set forth in Table 2.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Ocean Capital Acquisition Corporation	S-1	333-265724(1)	June 21, 2022		$10,713.81	Equity	Ordinary Share, par value $0.0001 par value	N/A	$115,575,000
Fee Offset Sources	Ocean Capital Acquisition Corporation	S-1	333-265724(1)		June 21, 2022						$10,713.81

(1)	The registrant withdrew the registration statement on Form S-1 (No. 333-265724) by filing a Form RW on July 16, 2024. The withdrawn registration statement on Form S-1 (No. 333-265724) was not declared effective and no securities were sold thereunder.